Exhibit 99.1

Senmiao Technology Reports Fiscal 2021 Year-end Financial Results

CHENGDU, China, July 8, 2021 -- Senmiao Technology Limited (“Senmiao” or the “Company”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China and an operator of its own online ride-sharing platform, today announced financial results for the fiscal year ended March 31, 2021.

Fiscal 2021 Financial and Operating Highlights

•	Total revenues of $6.2 million, compared to $15.7 million in the prior fiscal year, primarily as a result of fewer newly facilitated automobile purchases and automobiles sold due to the adverse effects of the COVID-19 pandemic on online ride-hailing and the greater transportation industry as public travel restrictions were instituted
•	Significant decrease in revenues from automobile sales was offset by a $2.1 million increase in operating lease revenues from automobile rentals as Senmiao shifted its focus to this business in direct response to the pandemic, as well as $0.9 million in revenues from its online ride-hailing platform, which launched in October 2020 and has seen a significant ramp over the past several months, which is expected to continue given new and expanded partnerships and plans to expand to other cities
•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to March 31, 2021, 4.4 million rides were completed through the platform with fares paid by riders totaling $12.4 million
•	Net cash used in operating activities from continuing operations of $2.2 million, compared to $4.5 million in the prior fiscal year

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We believe Senmiao is better positioned today to become the leading financing and servicing company for the online ride-hailing industry in China as a result of the business decisions made in response to the challenges we overcame during the global pandemic. Our more flexible automobile rental options have been well received by the growing population of ride-hailing drivers in China, particularly as the industry has mostly recovered from the devastating impacts of COVID-19 and continues to improve as tourism and day-to-day travel are picking up once again. We anticipate the launch of our own online ride-hailing platform in October of last year to be our primary growth driver going forward, and we continue to ramp its development with key industry partnerships and expansion into new cities. As of the end of June 2021, our platform has helped facilitate 10.5 million rides since launch, and we believe this is only the beginning as we have established licensing agreements allowing us to bring our platform online in major cities including Beijing and Shanghai.”

Mr. Wen continued, “Over the course of fiscal year 2021, we saw sequential top line revenue growth with each passing quarter, demonstrating the accelerating growth trajectory of our ride-hailing focused businesses. We are incredibly excited about the opportunities we see in this space, and given our strong financial position following registered direct offerings in 2021 that generated aggregate gross proceeds of $13.5 million for us to put toward growing the business, we are working earnestly toward becoming a major player in China’s online ride-hailing industry.”

Financial Review

Revenues

Total revenues were $6.2 million for the fiscal year ended March 31, 2021, compared to $15.7 million in the prior fiscal year. The decline from the prior fiscal year was largely due to the impact of COVID-19, which resulted in a significant decrease in the number of new automobile purchases as a significant number of ride-hailing drivers exited the ride-hailing business and tendered their vehicles to Senmiao for sublease and sale.

As the ride-hailing markets in Chengdu and Changsha have gradually recovered from the effects of the pandemic since April 2020, the number of automobiles tendered to Senmiao by ride-hailing drivers exiting the business has also decreased.

During the year ended March 31, 2021, Senmiao strategically shifted its business focus to automobile rental options for ride-hailing drivers. As a result, the automobile rental business generated operating lease revenues of $3.4 million for the year ended March 31, 2021, a 163% increase from $1.3 million in the prior fiscal year.

Cost of Revenues

Cost of revenues decreased to $6.0 million for the year ended March 31, 2021, from $12.3 million in the prior fiscal year, primarily due to a $10.9 million decrease in cost of automobiles sold during the period, which was partially offset by a $3.2 million increase in cost of automobiles under operating leases and a $1.3 million increase in direct expense and technical service fees related to Senmiao’s new online ride-hailing platform, as a result of the commencement and expansion of those two businesses.

Gross Profit

Gross profit was $0.2 million, or 3.1% gross margin, for the year ended March 31, 2021, compared to $3.4 million, or 21.6% gross margin, in the prior fiscal year, due to the decreased number of automobiles sold and facilitated new automobile purchases. During fiscal 2021, Senmiao shifted its business focus to operating its own online ride-hailing platform, which launched in October 2020. This business introduced a new revenue stream for the Company and mitigated the negative impact of the COVID-19 pandemic and intense competition in the online ride-hailing market in Chengdu and Changsha. As noted above, Senmiao incurred increased cost of revenues related to the launch of this new business, as well as paid cash incentives to attract drivers to its platform.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $10.3 million for the year ended March 31, 2021, compared to $5.5 million in the prior fiscal year. The SG&A increase mainly consisted of a $1.0 million increase in amortization of automobiles which were tendered to Senmiao but have not been sub-leased or sold, an increase of $1.9 million in salary and employee benefits as Senmiao’s employee headcount increased from 181 to 275, an increase of $1.0 million in professional service fees such as financial, legal and market consulting, and an increase of $0.9 million in advertising and promotion, rental and other office expenses.

Net Loss

Net loss from Senmiao’s continuing operations for the year ended March 31, 2021, was $12.6 million, compared to $4.3 million in the prior fiscal year, which was primarily the result of the decrease in revenue and gross profit and increase in SG&A expenses as stated above, as well as a $3.5 million increase in the loss as a result of the fair value change of derivative liabilities, and a $0.4 million increase in interest expense on finance leases as a result of an increase in aggregated tendered automobiles from the prior fiscal year.

Loss per Share

Loss per share for continuing operations was approximately $0.26 based on a weighted average number of basic and diluted common stock of 39.4 million, compared to approximately $0.11 based on a weighted average number of basic and diluted common stock of 28.0 million.

Financial Position

As of March 31, 2021, Senmiao had cash and cash equivalents of $4.4 million, compared to $0.8 million as of March 31, 2020, for its continuing operations. Total stockholders’ equity was $2.6 million as of March 31, 2021, compared to $1.5 million as of March 31, 2020.

The Company’s business is capital intensive. Subsequent to year-end (on May 13, 2021), Senmiao closed a registered direct offering of an aggregate of 5,531,916 shares of common stock at a price of $1.175 per share for aggregate gross proceeds of $6.5 million. Senmiao has 55.4 million common shares outstanding after the offering. Following the completion of this offering, the Company’s working capital deficit was $0.1 million.

Further information regarding Senmiao's results of operations for the fiscal year ended March 31, 2021, can be found in Senmiao's Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. The Company routinely provides important information on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including statements concerning the development of Senmiao's automobile transaction, financing, rental and related services and online ride-hailing platform, the Chinese ride-hailing and automobile financial leasing markets, Senmiao's plans, objectives, goals, strategies, and performance, and the impact of COVID-19 on Senmiao's business), as well as the assumptions such statements and other statements that are not statements of historical facts are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Lucy Ma, Associate
(212) 836-9606	+86 10 5661 7012
aprior@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	March 31,	March 31,
	2021	2020
ASSETS
Current assets
Cash, and cash equivalents	$4,448,075	$833,888
Accounts receivable, net, current portion	1,437,195	660,645
Inventories	127,933	1,000,675
Finance lease receivables, net, current portion	541,605	459,110
Prepayments, other receivables and other assets, net	3,905,278	2,798,780
Due from related parties	39,572	26,461
Current assets - discontinued operations	393,348	826,580
Total current assets	10,893,006	6,606,139

Property and equipment, net
Property and equipment, net	3,700,147	469,201
Property and equipment, net - discontinued operations	5,592	11,206
Total property and equipment, net	3,705,739	480,407

Other assets
Operating lease right-of-use assets, net	499,221	473,661
Operating lease right-of-use assets, net, related parties	580,367	236,305
Financing lease right-of-use assets, net	4,778,772	5,440,362
Intangible assets, net	968,131	777,621
Goodwill	135,388	-
Accounts receivable, net, non-current	269,183	882,078
Finance lease receivables, net, non-current	473,472	734,145
Total other assets	7,704,534	8,544,172

Total assets	$22,303,279	$15,630,718

LIABILITIES AND EQUITY
Current liabilities
Borrowings from financial institutions	$310,662	$226,753
Accounts payable	44,769	4,065
Advances from customers	155,586	90,349
Income tax payable	17,408	16,267
Accrued expenses and other liabilities	6,655,592	2,008,391
Due to related parties and affiliates	352,827	152,679
Operating lease liabilities	209,644	149,582
Operating lease liabilities - related parties	243,726	151,655
Financing lease liabilities	5,172,943	3,473,967
Derivative liabilities	1,278,926	342,530
Current liabilities - discontinued operations	2,336,861	4,516,292
Total current liabilities	16,778,944	11,132,530

Other liabilities
Borrowings from financial institutions, non-current	44,962	64,221
Operating lease liabilities, non-current	263,708	297,167
Operating lease liabilities, non-current - related parties	341,549	88,349
Financing lease liabilities, non-current	2,256,553	2,576,094
Deferred tax liability	44,993	-
Total other liabilities	2,951,765	3,025,831

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2021	March 31, 2020
Total liabilities	19,730,709	14,158,361

Commitments and contingencies

Stockholders' equity
Common stock (par value $0.0001 per share, 100,000,000 shares authorized; 49,780,725 and 29,008,818 shares issued and outstanding at March 31, 2021 and 2020, respectively)	4,978	2,901
Additional paid-in capital	40,755,327	27,013,137
Accumulated deficit	(34,064,921)	(23,704,863)
Accumulated other comprehensive loss	(838,671)	(507,478)
Total Senmiao Technology Limited stockholders' equity	5,855,342	2,803,697

Non-controlling interests	(3,284,143)	(1,331,340)

Total equity	2,572,570	1,472,357

Total liabilities and equity	$22,303,279	$15,630,718

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2021	2020	2021	2020
Revenues	$1,984,672	$2,012,146	$6,160,534	$15,655,575
Cost of revenues	(2,380,906)	(1,647,337)	(5,969,492)	(12,280,238)
Gross profit (loss)	(396,234)	364,809	191,042	3,375,337

Operating expenses
Selling, general and administrative expenses	(3,162,220)	(2,238,794)	(10,273,104)	(5,496,955)
Recovery of (provision for) doubtful accounts	(78,477)	(3,176,087)	28,358	(3,404,336)
Impairments of long-lived assets	(8,633)	(70,984)	(130,839)	(70,984)
Total operating expenses	(3,249,330)	(5,485,865)	(10,375,585)	(8,972,275)

Loss from operations	(3,645,564)	(5,121,056)	(10,184,543)	(5,596,938)

Other income (expense)
Other income (expense), net	31,093	8,017	87,888	(45,347)
Interest expense	(8,066)	(17,031)	(45,764)	(96,624)
Interest expense on finance leases	(145,745)	(373,407)	(733,202)	(373,407)
Change in fair value of derivative liabilities	(266,631)	287,318	(1,710,415)	1,796,724
Total other income (expense), net	(389,349)	(95,103)	(2,401,493)	1,281,346

Loss before income taxes	(4,034,913)	(5,216,159)	(12,586,036)	(4,315,592)

Income tax expenses	(163)	(234)	(14,627)	(33,184)

Net loss from continuing operations	(4,035,076)	(5,216,393)	(12,600,663)	(4,348,776)

Net income (loss) from discontinued operations, net of applicable income taxes	16,375	6,600	(61,976)	(5,587,027)

Net loss	(4,018,701)	(5,209,793)	(12,662,639)	(9,935,803)

Net loss attributable to non-controlling interests from continuing operations	900,884	1,351,742	2,302,581	1,262,478

Net loss attributable to stockholders	$(3,117,817)	$(3,858,051)	$(10,360,058)	$(8,673,325)

Net loss	$(4,018,701)	$(5,209,793)	$(12,662,639)	$(9,935,803)

Other comprehensive income (loss)
Foreign currency translation adjustment	(99,217)	99,070	(314,669)	(154,913)

Comprehensive loss	(4,117,918)	(5,110,723)	(12,977,308)	(10,090,716)

Total comprehensive loss attributable to noncontrolling interests	(1,247,103)	(1,367,151)	(2,286,057)	(1,338,684)

Total comprehensive loss attributable to stockholders	$(2,870,815)	$(3,743,572)	$(10,691,251)	$(8,752,032)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended March 31,		For the Year Ended March 31,
	2021	2020	2021	2020
Weighted average number of common stock
Basic and diluted	47,143,967	29,008,818	39,430,889	28,023,498

Earnings (loss) per share - basic and diluted
Continuing operations	$(0.07)	$(0.13)	$(0.26)	$(0.11)
Discontinued operations	$(0.00)	$0.07	$(0.00)	$(0.13)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Year Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(12,662,639)	$(9,935,803)
Net loss from discontinued operations	(61,976)	(5,587,027)
Net loss from continuing operations	(12,600,663)	(4,348,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	260,592	103,009
Stock based compensation expense	445,000	133,150
Amortization of right-of-use assets	4,316,162	1,553,523
Amortization of intangible assets	107,765	283
Provision (recovery) for doubtful accounts	(28,358)	3,404,336
Impairments of long-lived assets	130,839	70,984
Loss (gain) on disposal of equipment	(425)	3,608
Change in fair value of derivative liabilities	1,710,415	(1,796,724)
Change in operating assets and liabilities
Accounts receivable	49,624	(3,047,955)
Inventories	172,626	437,012
Prepayments, other receivables and other assets	(864,420)	(964,889)
Finance lease receivables	278,406	(1,185,031)
Accounts payable	(10,251)	4,144
Advances from customers	55,859	61,409
Income tax payable	(168)	(4,582)
Accrued expenses and other liabilities	4,083,378	1,138,316
Operating lease liabilities	(130,534)	(94,235)
Operating lease liabilities - related parties	(195,519)	2,125
Net cash used in operating activities from continuing operations	(2,219,672)	(4,530,293)
Net cash used in operating activities from discontinued operations	(1,716,395)	(1,917,371)
Net Cash used in Operating Activities	(3,936,067)	(6,447,664)

Cash Flows from Investing Activities:
Purchases of property and equipment	(2,491,296)	(495,241)
Prepayment of intangible assets	(25,347)	(470,000)
Cash acquired from XXTX, net of cash paid to XXTX[1]	8,065	-
Net cash used in investing activities from continuing operations	(2,508,578)	(965,241)
Net cash provided by (used in) investing activities from discontinued operations	(2,284)	1,825
Net Cash Used in Investing Activities	(2,510,862)	(963,416)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in an underwritten public offering	5,261,297	-
Net proceeds from exercise of underwriters’ over-allotment option	837,000	-
Net proceeds from issuance of common stock in registered direct public offering	5,743,905	5,142,124
Net proceeds from issuance of common stock upon warrants exercised	683,046	111
Borrowings from financial institutions	572,035	55,159
Repayments to third parties	-	(604,562)
Loan to related party	(10,579)	-
Borrowings from related parties and affiliates	-	1,305,166
Repayments from related parties	-	108,566
Repayments to related parties and affiliates	(37,445)	(1,405,356)
Repayments of current borrowings from financial institutions	(529,288)	(145,048)
Release of escrow receivable	-	600,000
Principal payments of finance lease liabilities	(2,230,765)	(975,958)

1 XXTX is the entity associated with Senmiao’s Xixingtianxia ride-hailing platform.

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Year Ended March 31,
	2021	2020
Net cash provided by financing activities from continuing operations	10,289,206	4,080,202
Net cash used in financing activities from discontinued operations	(29,429)	(648,405)
Net Cash Provided by Financing Activities	10,259,777	3,431,797

Effect of exchange rate changes on cash and cash equivalents	(208,800)	(197,200)

Net increase (decrease) in cash and cash equivalents	3,604,048	(4,176,483)
Cash and cash equivalents, beginning of year	844,027	5,020,510
Cash and cash equivalents, end of year	4,448,075	844,027

Less: Cash and cash equivalents from discontinued operations	-	(10,139)

Cash and cash equivalents from continuing operations, end of year	$4,448,075	$833,888

Supplemental Cash Flow Information
Cash paid for interest expense	$45,764	$96,624
Non-cash Transaction in Investing and Financing Activities
Prepayment in exchange of intangible assets	$-	$280,000
Recognition of right-of-use assets and lease liabilities	$3,785,526	$549,679
Recognition of right-of-use assets and lease liabilities, related parties	$-	$343,819
Acquisition of equipment through prepayment and financing lease	$941,263	$-
Allocation of fair value of derivative liabilities for issuance of common stock proceeds	$997,193	$3,150,006
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$1,771,213	$1,010,752
Issuance of restricted stock units from accrued expenses and other liabilities	$-	$44,200
Acquisition of XXTX with payables	$317,835	$-